UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 1, 2019
Fitbit, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37444	20-8920744
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

199 Fremont Street,	14th Floor
San Francisco	California	94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 513-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	FIT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.     Entry into a Material Definitive Agreement.
Merger Agreement
On November 1, 2019, Fitbit, Inc., a Delaware corporation (the “Company”), Google LLC, a Delaware limited liability company (“Parent”), and Magnoliophyta Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (“Merger Agreement”).
The Board of Directors of the Company (the “Board”) unanimously (i) determined and resolved that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger (as defined below), are advisable, fair to and in the best interest of the Company and the stockholders of the Company, (ii) approved the Merger Agreement, the Merger and the other Transactions, on the terms and subject to the conditions set forth in the Merger Agreement, and (iii) resolved to recommend that the stockholders of the Company adopt the Merger Agreement.
Pursuant to the terms of, and subject to the conditions specified in, the Merger Agreement, Merger Sub will merge with and into the Company, and the Company will become a wholly owned subsidiary of Parent (the “Merger”). If the Merger is completed, each share of Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share (together, the “Shares”), of the Company issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”), other than Shares held by Parent, Merger Sub, the Company (including Shares held in treasury by the Company) or any of their respective subsidiaries and Shares owned by a holder who has properly demanded appraisal under Delaware law, will be cancelled and automatically converted into the right to receive cash in an amount equal to $7.35, without interest (the “Merger Consideration”). All Shares underlying vested stock options and vested stock-based awards will be converted into the right to receive the Merger Consideration (or, in the case of stock options, the difference between the Merger Consideration and the applicable per share exercise price), less any applicable tax withholdings. Unvested stock options and stock-based awards will generally be converted into cash-based awards with an equivalent value based on the Merger Consideration and vesting schedule.
The consummation of the Merger is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the Company’s stockholders; (ii) the expiration or termination of any waiting periods or receipt of any requisite consents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval under the antitrust laws of the European Union and other jurisdictions agreed by the parties (the “Antitrust Approvals”); (iii) the absence of any law, order or other legal restraint or injunction by any court or governmental entity having jurisdiction that makes the consummation of the Merger illegal or otherwise prohibited (a “Restraint”); (iv) the accuracy of the Company’s, Parent’s and Merger Sub’s respective representations and warranties, including with respect to the absence of a Company Material Adverse Effect (as defined in the Merger Agreement), subject to specified materiality qualifications and (v) the performance of each party’s obligations and covenants under the Merger Agreement in all material respects. The transaction is not subject to a financing condition.
The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the consummation of the Merger. In addition, the Company has agreed not to initiate, solicit, authorize or knowingly encourage, or knowingly facilitate the submission or announcement of any inquiries, proposals or offers related to alternative acquisition proposals, subject to customary exceptions for the Company to respond to unsolicited proposals to the extent the Board determines in good faith that the failure to do so would be inconsistent with the fiduciary duties of the Board.
Parent and Merger Sub have each made customary representations and warranties in the Merger Agreement, and represented that Parent has sufficient cash resources to pay the aggregate Merger Consideration.
The Merger Agreement contains certain termination rights for the parties, including the right of the Company in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement provides that the Company will be required to pay Parent a termination fee of $80,000,000 in certain circumstances, including if the Company terminates the Merger Agreement to accept a Superior Proposal.

The Merger Agreement also provides for additional termination fees payable by the parties under certain circumstances, including (i) a fee of $21,000,000 payable by the Company to Parent if either party terminates the Merger Agreement because the Company’s stockholders fail to adopt the Merger Agreement at the special meeting of the Company’s stockholders at which a vote on such adoption is taken, and (ii) a fee of $250,000,000 payable by Parent to the Company under certain other circumstances related to a failure to obtain Antitrust Approvals prior to the End Date (as defined in the Merger Agreement) or the existence of a Restraint arising under antitrust laws.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.
Press Release
On November 1, 2019, the Company issued a press release announcing its entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1.
Forward-Looking Statements
This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: any statements regarding the expected timing of the completion of the transaction; the ability of Parent and the Company to complete the proposed transaction considering the various conditions to the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward-looking statements, including without limitation: the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the occurrence of a Company Material Adverse Effect; and other risks that are described in the reports of the Company filed with the Securities and Exchange Commission (the “SEC”), including but not limited to the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018, and that are otherwise described or updated from time to time in other filings with the SEC. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It
In connection with the proposed acquisition, the Company will file relevant materials with the SEC, including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, the Company will mail the definitive proxy statement and a proxy card to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders of the Company will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at www.fitbit.com.
Additionally, the Company will file other relevant materials in connection with the proposed acquisition of the Company by Parent pursuant to the terms of the Merger Agreement. The Company and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed acquisition. Stockholders of the Company may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s most recent Annual Report on Form 10-K, which was filed with the SEC on March 1, 2019 and the proxy statement for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 11, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the Company’s Investor Relations Website at www.fitbit.com. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger, dated as of November 1, 2019, by and among Fitbit, Inc., Google LLC and Magnoliophyta Inc.
99.1	Press Release, dated November 1, 2019.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITBIT, INC.

Date:	November 1, 2019	By:	/s/ Ronald W. Kisling
Name: Ronald W. Kisling
Title: Chief Financial Officer